Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report of Varian Medical Systems, Inc. (the “Company”), on Form 10-Q for the quarter ended June 27, 2003 (the “Report”), I, Richard M. Levy, President and Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of the written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Varian Medical Systems, Inc. and will be retained by Varian Medical Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 4, 2003	/s/ Richard M. Levy

Richard M. Levy
President and Chief
Executive Officer